Exhibit 99.1

Thomas Inserra Named EVP & Chief Credit Officer
of Pacific Mercantile Bank

Costa Mesa, CA.-June 3, 2016 - Pacific Mercantile Bank (“the Bank”), the wholly owned subsidiary of Pacific Mercantile Bancorp (NASDAQ: PMBC), today announced that Thomas J. Inserra has been named Executive Vice President and Chief Credit Officer of the Company and the Bank. Mr. Inserra joins the Company after having served as EVP Credit and Chief Collateral Risk Officer for Susquehanna Bank and SVP of its parent Susquehanna Bancshares, one of the 40 largest financial institutions in the United States prior to its acquisition by BB&T Corp. in 2015.
“We are very pleased to add an executive of Tom’s caliber to our senior management team,” said Tom Vertin, President and Chief Executive Officer of Pacific Mercantile Bank. “Tom has an impressive background with significant executive leadership roles in commercial banking credit, as a credit risk advisor to financial institutions, and as a Washington, D.C.-based federal banking regulator. His experience in building strong credit cultures will support our efforts to maintain superior credit quality as we continue to grow our commercial loan portfolio.”
Mr. Inserra’s more than 25 years of commercial bank credit experience includes tenures with Susquehanna Bancshares, Household Finance Corporation and Citibank. As EVP with Susquehanna Bank, Mr. Inserra led the enterprise-wide credit, collateral risk and lending programs for a bank with nearly $19 billion in assets. In his time at Susquehanna, Mr. Inserra implemented new credit and risk management processes that led to an improvement in credit performance and overall profitability. Prior to joining Susquehanna, Mr. Inserra served as Chief Executive Officer of Pinnacle Peak Advisors, a credit risk advisory firm serving bank, insurance, financial services, attorney and government agency clients. Mr. Inserra’s banking career includes five years with the Federal Deposit Insurance Corp. from 1990-1995, where he directed a national credit program tasked with managing 642 distressed financial institutions with more than $400 billion in combined assets.
Mr. Inserra has a Bachelor’s degree from Purdue University, an MBA from the University of Phoenix, and is a graduate of the University of Pennsylvania Wharton Bank Executive Leadership Program and the American Bankers Association Stonier Graduate School of Banking.
About Pacific Mercantile Bank
Pacific Mercantile Bank opened for business March 1, 1999. The Bank, which is FDIC insured and a member of the Federal Reserve System, provides a wide range of commercial banking services to businesses, business owners and business professionals through its combination of traditional banking offices and comprehensive, sophisticated electronic banking services.
The Bank, headquartered in Orange County, operates a total of nine offices in Southern California, located in Orange, Los Angeles, San Diego, and San Bernardino counties. In addition, the Bank offers comprehensive online banking services accessible at www.pmbank.com. Pacific Mercantile Bancorp (NASDAQ: PMBC) is the parent holding company of Pacific Mercantile Bank.
Forward-Looking Information
This news release contains statements regarding our expectations, beliefs and views about our plans to continue to build our loan portfolio and supporting systems and processes.  These statements, which constitute "forward-

Exhibit 99.1

looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." These forward-looking statements are subject to numerous risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These risks and uncertainties include, but are not limited to, the following: the impact of interest rates and other external economic factors and competition among financial services providers. We undertake no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings "Risk Factors" in our most recent Form 10-K and 10-Q reports and to our most recent Form 8-K reports, which are available online at www.sec.gov. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition.
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Pacific Mercantile Bank Contact:
Curt Christianssen
EVP & Chief Financial Officer
714-438-2500